UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 18, 2023

Eaton Vance Limited Duration Income Fund

(Exact name of registrant as specified in its charter)

Massachusetts	811-21323	000000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two International Place Boston, Massachusetts		02110
(Address of principal executive offices)		(Zip Code)

(617) 482-8260

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Titles of Each Class	Trading Symbol	Name of exchange on which registered
Common Shares of Beneficial Interest, $0.01 par value	EVV	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Effective October 18, 2023, the Fund’s Board of Trustees appointed Kenneth A. Topping as President of the Fund. Set forth below is certain information with respect to Mr. Topping:

Name and Year of Birth	Trust Position(s)	Length of Service	Principal Occupation(s) During Past Five Years
KENNETH A. TOPPING 1966	President	Since 2023	Vice President and Chief Administrative Officer of Eaton Vance and BMR and Chief Operating Officer for Public Markets at MSIM. Officer of 107 registered investment companies managed by Eaton Vance or BMR. Formerly, Chief Operating Officer for Goldman Sachs Asset Management ‘Classic’ (2009-2020).

Also effective October 18, 2023, Catherine C. McDermott, Kelley Gerrity and Andrew Szczurowski comprise the investment team responsible for the overall management of the Fund’s investments. Ms. McDermott is a Vice President of Eaton Vance Management (“EVM”) and has been a portfolio manager of the Fund since January 2008. Ms. Gerrity is a Vice President of EVM and has been a portfolio manager of the Fund since March 2019. Mr. Szczurowski is a Vice President of EVM and has been a portfolio manager of the Fund since November 2011. Mmes. Gerrity and McDermott and Mr. Szczurowski have managed other Eaton Vance portfolios for more than five years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eaton Vance Limited Duration Income Fund

By:	/s/ Deidre E. Walsh
Name:	Deidre E. Walsh
Title:	Vice President & Chief Legal Officer

Date: October 18, 2023